Exhibit 99.1

Report of Independent Accountants

To the Board of Directors and Stockholder of
Ford Motor Credit Company:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of stockholder’s equity and of cash flows present fairly, in all material respects, the financial position of Ford Motor Credit Company and its subsidiaries at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in note 1, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, effective January 1, 2001.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
February 15, 2002

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(in millions)

	For the Years Ended December 31

	2001	2000	1999

Financing revenue
Operating leases	$11,978.5	$10,986.7	$9,790.9
Retail	8,492.4	7,942.7	6,753.8
Wholesale	2,186.4	2,713.1	1,919.6
Other	477.3	525.3	421.1

Total financing revenue	23,134.6	22,167.8	18,885.4
Depreciation on operating leases	(8,860.9)	(7,845.7)	(7,564.5)
Interest expense	(8,951.2)	(8,970.1)	(7,193.4)

Net financing margin	5,322.5	5,352.0	4,127.5
Other revenue
Investment and other income related to securitizations (Note 6)	1,432.9	557.3	432.8
Insurance premiums earned	231.4	225.6	236.6
Other income	651.6	655.0	804.9

Total financing margin and revenue	7,638.4	6,789.9	5,601.8
Expenses
Operating expenses	2,570.0	2,415.4	2,124.5
Provision for credit losses (Note 5)	3,355.3	1,670.8	1,166.4
Other insurance expenses	205.6	208.7	207.1

Total expenses	6,130.9	4,294.9	3,498.0

Income before income taxes	1,507.5	2,495.0	2,103.8
Provision for income taxes (Note 10)	667.6	925.6	790.6

Income before minority interests	839.9	1,569.4	1,313.2
Minority interests in net income of subsidiaries	1.4	32.9	52.1

Net income	$838.5	$1,536.5	$1,261.1

The accompanying notes are an integral part of the financial statements.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in millions)

	December 31

	2001	2000

Assets
Cash and cash equivalents	$2,945.3	$1,123.4
Investments in securities (Note 2)	525.9	547.4
Finance receivables, net (Note 3)	109,701.4	122,658.8
Net investment in operating leases (Note 4)	39,334.9	38,536.6
Retained interest in securitized assets (Note 6)	12,548.4	3,686.6
Notes and accounts receivable from affiliated companies	2,529.0	2,489.1
Other assets (Note 7)	5,511.5	5,215.9

Total assets	$173,096.4	$174,257.8

Liabilities and Stockholder’s Equity
Liabilities
Accounts payable
Trade, customer deposits, and dealer reserves	$2,653.9	$4,758.1
Affiliated companies	1,005.6	1,036.9

Total accounts payable	3,659.5	5,795.0
Debt (Note 8)	146,343.7	146,294.7
Deferred income taxes (Note 10)	4,591.5	4,495.4
Other liabilities and deferred income	6,500.1	5,468.8

Total liabilities	161,094.8	162,053.9
Minority interests in net assets of subsidiaries	17.8	17.3
Stockholder’s Equity
Capital stock, par value $100 a share, 250,000 shares
authorized, issued and outstanding	25.0	25.0
Paid-in surplus (contributions by stockholder)	4,457.7	4,273.0
Accumulated other comprehensive loss	(1,209.7)	(383.7)
Retained earnings	8,710.8	8,272.3

Total stockholder’s equity	11,983.8	12,186.6

Total liabilities and stockholder’s equity	$173,096.4	$174,257.8

The accompanying notes are an integral part of the financial statements.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY
(in millions)

						Accumulated Other
						Comprehensive	Income/(Loss)

					Unrealized
					Gain/(Loss)
			Note		on Retained
			Receivable		Interest in
		Paid	from		Securitized	Foreign
	Capital	in	Affiliated	Retained	Assets and	Currency	Derivative
	Stock	Surplus	Company	Earnings	Other	Translation	Instruments	Total

Balance at January 1, 1999	$25.0	$4,343.4	$(1,517.0)	$7,911.4	$42.0	$(160.1)	—	$10,644.7
Comprehensive income
Net income	—	—	—	1,261.1	—	—	—	1,261.1
Retained interest in securitized assets (net of tax of $33.4)	—	—	—	—	55.4	—	—	55.4
Foreign currency translation	—	—	—	—	—	(209.4)	—	(209.4)
Unrealized loss (net of tax of $1.9)	—	—	—	—	(3.2)	—	—	(3.2)
Less: Reclassification adjustment for gains realized in net income (net of tax of $13.7)	—	—	—	—	(22.7)	—	—	(22.7)

Total comprehensive income, net of tax	—	—	—	1,261.1	29.5	(209.4)	—	1,081.2
Settlement of Note Receivable	—	—	1,517.0	—	—	—	—	1,517.0
Paid-in surplus	—	(1.8)	—	—	—	—	—	(1.8)
Cash dividends	—	—	—	(2,317.0)	—	—	—	(2,317.0)

Year ended December 31, 1999	$25.0	$4,341.6	$0.0	$6,855.5	$71.5	$(369.5)	$0.0	$10,924.1
Comprehensive income
Net income	—	—	—	1,536.5	—	—	—	1,536.5
Retained interest in securitized assets (net of tax of $66.8)	—	—	—	—	113.3	—	—	113.3
Foreign currency translation	—	—	—	—	—	(208.4)	—	(208.4)
Unrealized gain (net of tax of $7.0)	—	—	—	—	19.6	—	—	19.6
Less: Reclassification adjustment for gains realized in net income (net of tax of $6.0)	—	—	—	—	(10.2)	—	—	(10.2)

Total comprehensive income, net of tax	—	—	—	1,536.5	122.7	(208.4)	—	1,450.8
Paid-in surplus	—	(68.6)	—	—	—	—	—	(68.6)
Cash dividends	—	—	—	(119.7)	—	—	—	(119.7)

Year ended December 31, 2000	$25.0	$4,273.0	$0.0	$8,272.3	$194.2	$(577.9)	$0.0	$12,186.6
Comprehensive income
Net income	—	—	—	838.5	—	—	—	838.5
Transition adjustment (net of tax of $126.5)							(214.5)	(214.5)
Net loss on derivative instruments (net of tax of $224.3)	—	—	—	—	—	—	(380.3)	(380.3)
Less: Reclassification adjustment for (losses) realized in net income (net of tax of $68.2)	—	—	—	—	—	—	115.7	115.7
Retained interest in securitized assets (net of tax of $104.3)	—	—	—	—	(176.9)	—	—	(176.9)
Foreign currency translation	—	—	—	—	—	(165.1)	—	(165.1)
Unrealized gain (net of tax of $11.2)	—	—	—	—	19.0	—	—	19.0
Less: Reclassification adjustment for gains realized in net income (net of tax of $14.1)	—	—	—	—	(23.9)	—	—	(23.9)

Total comprehensive income, net of tax	—	—	—	838.5	(181.8)	(165.1)	(479.1)	12.5
Paid-in surplus	—	184.7	—	—	—	—	—	184.7
Cash dividends	—	—	—	(400.0)	—	—	—	(400.0)

Year ended December 31, 2001	$25.0	$4,457.7	$0.0	$8,710.8	$12.4	$(743.0)	$(479.1)	$11,983.8

The accompanying notes are an integral part of the financial statements.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

	For the Years Ended December 31

	2001	2000	1999

Cash flows from operating activities
Net income	$838.5	$1,536.5	$1,261.1
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	3,355.3	1,670.8	1,166.4
Depreciation and amortization	8,933.6	8,333.2	7,995.1
Gain on sales of finance receivables (Note 6)	(411.9)	(13.8)	(82.6)
Increase in deferred income taxes	272.8	765.6	432.2
(Increase)/decrease in other assets	(357.4)	226.4	(1,343.7)
(Decrease)/increase in other liabilities	(1,456.2)	2,051.6	127.0
All other operating activities	105.3	458.0	110.5

Net cash provided by operating activities	11,280.0	15,028.3	9,666.0

Cash flows from investing activities
Purchase of finance receivables (other than wholesale)	(71,076.9)	(62,216.2)	(54,525.8)
Collection of finance receivables (other than wholesale)	29,972.2	34,529.4	33,575.6
Purchase of operating lease vehicles	(27,238.5)	(26,945.0)	(23,334.9)
Liquidation of operating lease vehicles	16,807.8	15,285.9	16,668.2
Net change in wholesale receivables	2,024.0	(7,136.9)	(4,026.2)
Proceeds from sales of receivables (Note 6)	40,830.5	19,544.4	9,928.9
Decrease/(increase) in note receivable with affiliate	599.8	3,619.2	(4,757.6)
Proceeds from settlement of intercompany note receivable	—	—	1,517.0
Purchase of investment securities	(726.1)	(559.2)	(894.4)
Proceeds from sale/maturity of investment securities	747.5	550.6	1,095.8
Acquisition of minority interest	—	(659.4)	—
All other investing activities	(230.0)	(484.9)	(217.8)

Net cash used in investing activities	(8,289.7)	(24,472.1)	(24,971.2)

Cash flows from financing activities
Proceeds from issuance of long-term debt	41,047.0	33,837.7	34,128.4
Principal payments on long-term debt	(15,847.7)	(21,947.6)	(12,266.0)
Change in short-term debt, net	(26,139.1)	(775.2)	(3,974.5)
Cash dividends paid	(400.0)	(269.7)	(2,167.0)
All other financing activities	306.2	(382.6)	7.4

Net cash (used in)/provided by financing activities	(1,033.6)	10,462.6	15,728.3
Effect of exchange rate changes on cash and cash equivalents	(134.8)	(837.6)	(261.7)

Net change in cash and cash equivalents	1,821.9	181.2	161.4
Cash and cash equivalents, beginning of year	1,123.4	942.2	780.8

Cash and cash equivalents, end of year	$2,945.3	$1,123.4	$942.2

Supplementary cash flow information
Interest paid	$8,146.4	$8,533.0	$6,681.6
Taxes paid	177.2	178.5	215.1

The accompanying notes are an integral part of the financial statements.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 1. ACCOUNTING POLICIES

Principles of Consolidation

     The consolidated financial statements include Ford Motor Credit Company and its controlled domestic and foreign subsidiaries and joint ventures (“Ford Credit”). Affiliates that are 20-50 percent owned are included in the consolidated financial statements on an equity basis. Ford Credit is an indirect wholly-owned subsidiary of Ford Motor Company (“Ford”). Use of estimates, as determined by management, is required in the preparation of consolidated financial statements in conformity with generally accepted accounting principles. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from those estimates. Certain amounts in prior years’ financial statements have been reclassified to conform with current year presentation.

Nature of Operations

     Ford Credit operates in many locations around the world, the most significant of which are the United States and Europe. Ford Credit’s reportable operating segments include Ford Credit North America and Ford Credit International. Ford Credit North America consists of the United States and Canada. Ford Credit International consists of all other countries.

     Ford Credit’s financing operations primarily consist of: the purchase of retail installment sale contracts and retail leases from franchised Ford vehicle dealers; wholesale financing and capital loans to franchised Ford vehicle dealers and other franchises associated with such dealers; and loans to vehicle leasing companies. Ford Credit conducts insurance operations through its wholly-owned subsidiary, The American Road Insurance Company (“TARIC”).

Revenue Recognition

     Revenue from finance receivables is recognized using the interest method. Certain origination costs on receivables are deferred and amortized, using the interest method, over the term of the related receivable as a reduction in financing revenue. Rental revenue on operating leases is recognized on a straight-line basis over the term of the lease. Initial direct costs related to leases are deferred and amortized over the term of the lease. The accrual of interest on receivables is discontinued at the time a receivable is determined to be impaired. Subsequent payments are applied as a reduction of principal until such time the receivable becomes contractually current.

     Agreements with Ford and other affiliates provide for interest supplements and other support payments to Ford Credit on certain financing and leasing transactions. These payments are collected and recognized as income over the period that the related finance receivables and leases are outstanding.

     Insurance premiums are earned over their respective policy periods. Premiums from extended service plan contracts and other contractual liability coverages are earned over the life of the policy based on historical loss experience. Physical damage insurance premiums, including vehicles financed at wholesale by Ford Credit and its finance subsidiaries, are recognized in income on a monthly basis as billed. Credit life and credit disability premiums are earned over the life of the related policies in proportion to the amount of the insurance protection provided. Certain costs of acquiring new business are deferred and amortized over the terms of the related polices on the same basis on which premiums are earned. Ceded insurance agreements do not relieve TARIC of its primary obligation to its policyholders.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 1. ACCOUNTING POLICIES — Continued

Sale of Receivables and Operating Leases

     Ford Credit periodically sells finance receivables in securitization transactions to fund its operations. These transactions involve Ford Credit surrendering control over these assets by selling finance receivables to off-balance sheet securitization entities. Securitization entities are a common, required element of securitization transactions to meet certain legal and transaction requirements, that assure that the sold assets have been isolated from Ford Credit and its creditors. The securitization entities issue interest-bearing securities collateralized by future collections on the sold receivables.

     Estimated gains or losses from the sale of finance receivables are recognized in the period in which the sale occurs. In determining the gain or loss on each qualifying sale of finance receivables, the investment in the sold receivable pool is allocated between the portion sold and the portion retained based on their relative fair values at the date of sale. Ford Credit retains certain interests in the sold receivables. These retained interests include senior and subordinated securities, interest only strips and restricted cash held for the benefit of securitization entities. These financial instruments are recorded at fair value with unrealized gains or losses recorded, net of tax, as a separate component of accumulated other comprehensive income in stockholder’s equity. In securitization transactions, Ford Credit retains the servicing rights and receives a servicing fee, which is recognized as collected over the remaining term of the related sold finance receivables.

     Ford Credit also periodically sells vehicles subject to operating leases to special purpose entities under sale-leaseback arrangements. Estimated gains or losses are deferred and amortized over the period of the leaseback arrangement.

Depreciation

     Depreciation expense on operating leases is provided on a straight-line basis over the term of the lease in an amount necessary to reduce the leased vehicle to its estimated residual (salvage) value at the end of the lease term. Ford Credit’s policy is to promptly sell returned off-lease vehicles, accordingly the lease term represents the economic useful life of the vehicle. The Company evaluates its depreciation policy for leased vehicles on a regular basis taking into consideration various assumptions, which include estimated used car prices at lease termination and the estimated number of vehicles that will be returned to the Company. Adjustments to reflect revised estimates of residual values at the end of the lease term are included in depreciation expense on a straight-line basis over the remaining term of the lease.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 1. ACCOUNTING POLICIES — Continued

Allowance for Credit Losses

     The allowance for credit losses reflects management’s estimate of losses inherent in the portfolio, considering concentrations of credit risk, evaluation of individual credits, net losses charged to the allowance, changes in the quality of the credit portfolio, levels of non-accrual loans and leases, and current economic conditions. Finance receivables and lease investments are charged to the allowance for credit losses when an account is deemed to be uncollectible, taking into consideration the financial condition of the borrower or lessee, the value of the collateral, recourse to guarantors and other factors. Recoveries on finance receivables and lease investments previously charged off as uncollectible are credited to the allowance for credit losses. The allowance for credit losses related to non-consumer loans that are identified as impaired is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral for collateral dependent loans.

Cash Equivalents

     Ford Credit considers investments purchased with a maturity of three months or less to be cash equivalents. The book value of these instruments approximates fair value because of the short maturity.

Derivative Financial Instruments

     Ford Credit operates in many countries, and is exposed to various market risks, including the effects of changes in interest rates and foreign currency exchange rates. Interest rate and currency exposures are monitored and managed by Ford Credit as an integral part of its overall risk management program, which recognizes the unpredictability of financial markets and seeks to reduce potential adverse effects on Ford Credit’s operating results. Risk is reduced two ways: 1) through the use of funding instruments that have interest and maturity profiles similar to the assets they are funding, and 2) through the use of interest rate and foreign exchange derivatives. Ford Credit’s derivatives strategy is defensive; derivatives are not used for speculative purposes. Interest rate swaps are used to manage the effects of interest rate fluctuations. Foreign currency exchange agreements are used to manage foreign exchange exposure. The differential paid or received on swap agreements is recognized on an accrual basis as an adjustment to interest expense.

     Ford Credit adopted Statement of Financial Accounting Standard (SFAS No. 133), Accounting for Derivative Instruments and Hedging Activities, as amended, on January 1, 2001. All derivatives are recognized on the balance sheet at fair value. Ford Credit designates derivatives as a hedge of the fair value of a recognized asset or liability (“fair value” hedge) or of the variability of cash flows to be received or paid related to a recognized asset or liability (“cash flow” hedge). Ford Credit also enters into derivatives that economically hedge certain of its risks, even though hedge accounting is not allowed by SFAS No. 133 or is not applied by Ford Credit.

     Interest rate risk is managed by entering into interest rate swap agreements to change the interest rate characteristics of debt to match the interest rate characteristics of related assets. These interest rate derivatives are designated as either cash flow or fair value hedges. Exchange rate risk is managed by use of foreign currency agreements, including forward contracts and swaps.

     Changes in the value of a derivative that is designated as a fair value hedge, along with offsetting changes in the fair value of the underlying hedged exposure, are recorded in earnings. Changes in the value of a derivative that is designated as a cash flow hedge are recorded in other comprehensive income, a component of stockholder’s equity. The fair value of interest rate swaps are calculated using current market rates for similar instruments with the same remaining maturities. Unrealized gains and losses are netted for individual counterparties where legally permissible. In years prior to the adoption of SFAS No. 133, gains and losses on interest rate and currency derivatives were deferred and recognized through earnings with the related underlying transactions.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 1. ACCOUNTING POLICIES — Continued

Derivative Financial Instruments — Continued

     When the terms of an underlying transaction are modified, or when the underlying hedged item is settled prior to maturity, all changes in the fair value of the derivative instrument are marked-to-market with changes in fair value included in earnings each period until the instrument matures, unless the derivative is subsequently included in another hedge relationship. In situations where assets that were included in fair value hedging relationships have been sold in securitization transactions, the accumulated basis adjustments related to the sold assets are reversed and included in earnings in the same period in which the assets were sold.

Counterparty Credit Risk

     Ford Credit manages its foreign currency and interest rate counterparty credit risks by establishing limits and by monitoring the financial condition of counterparties. The amount of exposure Ford Credit may have to a single counterparty on a worldwide basis is limited by company policy. In the unlikely event that a counterparty fails to meet the terms of a foreign currency or an interest rate instrument, risk is limited to the fair value of the instrument.

Concentrations

     The business of Ford Credit is substantially dependent on Ford Motor Company. Any protracted reduction or suspension of Ford’s production or sale of vehicles, resulting from a decline in demand, a work stoppage, governmental action, adverse publicity, or any other event, could have substantial adverse effect on Ford Credit.

     The majority of Ford Credit’s finance receivables are geographically diversified throughout the United States. Outside the United States finance receivables are concentrated in Europe, Canada, and Australia. Ford Credit controls its credit risk through credit standards, limits on exposure and by monitoring the financial condition of counterparties. TARIC has credit risk related to receivables from reinsurers that are collateralized by trust funds, letters of credit or custodial accounts.

Insurance Liabilities

     A liability for reported insurance claims and an estimate of unreported insurance claims, based on past experience, is included in other liabilities and deferred charges.

Foreign Currency Translation

     Revenues, costs and expenses of foreign subsidiaries are translated to U.S. dollars at average-period exchange rates. Assets and liabilities of foreign subsidiaries are translated to U.S. dollars at year-end exchange rates with the effects of these translation adjustments being reported as a separate component of accumulated other comprehensive income in stockholder’s equity. Gains and losses arising from transactions denominated in a currency other than the functional currency of the subsidiary involved are included in income.

Paid-In Surplus

     Changes to paid-in surplus represent activity from Ford related to Ford Credit and its consolidated subsidiaries.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 2. INVESTMENTS IN SECURITIES

     Investments in securities consist of debt, municipal, corporate, mortgage-backed and other securities. Available-for-sale securities are recorded at fair value with unrealized gains and losses excluded from income and reported, net of tax, as a separate component of accumulated other comprehensive income in stockholder’s equity. Held-to-maturity securities are recorded at amortized cost. Equity securities that do not have readily determinable fair values are recorded at cost. The basis of cost used in determining realized gains and losses is specific identification.

     The fair value of substantially all securities was estimated based on quoted market prices. For securities for which there were no quoted market prices, the estimate of fair value was based on similar types of securities that are traded in the market.

     Balance at December 31, 2001:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

		(in millions)
Available-for-sale securities	$487.9	$37.9	$(6.4)	$519.4
Held-to-maturity securities	6.5	0.0	0.0	6.5

Total investments in securities	$494.4	$37.9	$(6.4)	$525.9

     Balance at December 31, 2000:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

		(in millions)
Available-for-sale securities	$502.1	$44.5	$(5.4)	$541.2
Held-to-maturity securities	6.2	0.2	0.0	6.4

Total investments in securities	$508.3	$44.7	$(5.4)	$547.6

     The amortized cost and fair value of investments in available-for-sale securities and held-to-maturity securities at December 31, 2001, by contractual maturity, were as follows:

	Available-for-Sale		Held-to-Maturity

	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value

		(in millions)
Due in one year or less	$4.3	$4.4	$0.1	$0.1
Due after one year through five years	87.4	89.6	1.3	1.3
Due after five years through ten years	82.1	83.7	3.1	3.1
Due after ten years	78.3	80.6	2.0	2.0
Mortgage-backed securities	28.8	52.2	0.0	0.0
Equity securities	207.0	208.9	0.0	0.0

Total	$487.9	$519.4	$6.5	$6.5

     Proceeds from sales of available-for-sale securities were $739 million and $551 million in 2001 and 2000, respectively. Gross realized gains and losses were $14.5 million and $3.8 million, respectively in 2001, $9.5 million and $6.7 million, respectively in 2000, and $32.8 million and $14.2 million, respectively in 1999.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 3. FINANCE RECEIVABLES

     Net finance receivables at December 31 were as follows:

	2001	2000

	(in millions)
Retail	$85,478.3	$81,035.9
Wholesale	15,610.3	33,803.7
Other	10,889.5	9,129.9

Total finance receivables, net of unearned income	111,978.1	123,969.5
Less: Allowance for credit losses	(2,276.7)	(1,310.7)

Finance receivables, net	$109,701.4	$122,658.8

Net finance receivables subject to fair value*	$102,224.6	$115,883.3
Fair value	102,378.1	117,194.8

•	Excludes certain leases that are not financial instruments of $7,476.8 and $6,775.5 million at December 31, 2001 and 2000 respectively

     The fair value of most finance receivables is estimated by discounting future cash flows using an estimated discount rate that reflects the current credit, interest rate and prepayment risks associated with similar types of instruments. For receivables with short maturities, the book value approximates fair value.

     At December 31, 2001 finance receivables include $1.8 billion owed by three customers with the largest receivables balances.

     The contractual maturities of total finance receivables outstanding at December 31, 2001, net of unearned income, were as follows (excludes $702.7 million related to SFAS No. 133 fair value adjustments included in Retail and Other):

				Due
	Due in Year Ending December 31			After

	2002	2003	2004	2004	Total

			(in millions)
Retail	$40,948.8	$24,860.5	$11,712.7	$7,535.0	$85,057.0
Wholesale	15,534.5	18.1	33.0	24.7	15,610.3
Other	5,883.2	514.0	329.6	3,881.3	10,608.1

Total	$62,366.5	$25,392.6	$12,075.3	$11,441.0	$111,275.4

     It is Ford Credit’s experience that a substantial portion of finance receivables are repaid before contractual maturity dates. The above table, therefore, is not to be regarded as a forecast of future cash collections.

     The aggregate receivables balances related to accounts past due 60 days or more at December 31 were as follows:

	2001	2000

	(in millions)
Retail	$1,337.0	$1,203.8
Wholesale	270.7	233.7
Other	86.0	19.5

Total	$1,693.7	$1,457.0

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 3. FINANCE RECEIVABLES—Continued

     Included in retail receivables are investments in direct financing leases (generally leases over 48 months) related to the leasing of motor vehicles.

	2001	2000

	(in millions)
Net investment in direct financing leases
Minimum lease rentals to be received	$4,794.8	$4,611.0
Estimated residual values	3,288.8	3,081.3
Less: Unearned income	(955.3)	(923.0)
Origination costs	54.3	58.0
Less: Allowance for credit losses	(42.3)	(116.3)

Net investment in direct financing leases	$7,140.3	$6,711.0

     Minimum direct financing lease rentals for each of the five succeeding years are as follows (in millions): 2002 — $1,848.5; 2003 — $1,373.1; 2004 - $1,003.0; 2005 — $459.4; 2006 — $87.5; thereafter — $23.3.

NOTE 4. NET INVESTMENT, OPERATING LEASES

     Operating leases at December 31 were as follows:

	2001	2000

	(in millions)
Investment in operating leases
Vehicles, at cost	$50,921.4	$48,491.2
Lease initial direct costs	138.8	132.6
Less: Accumulated depreciation	(11,237.0)	(9,753.0)
Allowance for credit losses	(488.3)	(334.2)

Net investment in operating leases	$39,334.9	$38,536.6

     Future minimum rentals on operating leases are as follows (in millions): 2002 — $8,565.6; 2003 — $6,018.1; 2004 — $3,230.7; 2005 — $1,284.5; 2006 — $118.1.

NOTE 5. ALLOWANCE FOR CREDIT LOSSES

     Following is an analysis of the allowance for credit losses related to finance receivables and operating leases for the years ended December 31:

	2001	2000	1999

		(in millions)
Balance, beginning of year	$1,644.9	$1,475.6	$1,548.2
Provision charged to operations	3,355.3	1,670.8	1,166.4
Deductions
Losses	2,485.1	1,596.8	1,274.2
Recoveries	(373.9)	(299.6)	(274.5)

Net losses	2,111.2	1,297.2	999.7
Other changes, principally amounts related to finance receivables sold and translation adjustments	124.0	204.3	239.3

Net deductions	2,235.2	1,501.5	1,239.0

Balance, end of year	$2,765.0	$1,644.9	$1,475.6

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 6. SALE OF RECEIVABLES

Servicing Portfolio

     Ford Credit retains servicing rights for receivables sold in securitization transactions. The servicing portfolio is summarized in the following table:

	Retail	Wholesale	Total

		(in millions)
Servicing portfolio as of December 31, 1999	$14,466.4	$5,005.0	$19,471.4
2000 activity
Receivable sales	21,317.9	300.0	21,617.9
Paydowns	(9,776.5)	(2,947.1)	(12,723.6)

Servicing portfolio as of December 31, 2000	$26,007.8	$2,357.9	$28,365.7
2001 activity
Receivable sales	33,491.1	19,041.7	52,532.8
Paydowns	(18,187.0)	(3,963.5)	(22,150.5)

Servicing portfolio as of December 31,2001	$41,311.9	$17,436.1	$58,748.0

Retained Interest

     Components of retained interest in securitized assets for the years ended December 31 include:

	2001	2000

	(in millions)
Wholesale receivables sold to securitization entities	$7,586.0	$0.0
Subordinated securities	2,039.1	1,067.5
Senior securities	1,310.9	1,664.4
Interest only strips	1,235.4	698.0
Restricted cash held for the benefit of securitization entities	377.0	256.7

Total	$12,548.4	$3,686.6

     Most of the retained interest in sold wholesale receivables (about $6.5 billion) represents the company’s undivided interest in wholesale receivables that are available to support the issuance of additional securities by the securitization entity. The balance represents credit enhancements. Interest only strips represent the present value of monthly collections on the sold finance receivables in excess of amounts needed by the SPE (securitization trust) to pay interest and principal to investors and servicing fees that will be realized by Ford Credit. Subordinated securities, restricted cash and interest only strips are credit enhancement assets. Investments in subordinated securities and restricted cash are senior to interest only strips for credit enhancement purposes.

     Retained interests are recorded at fair value. For wholesale receivables, book value approximates fair value due to short-term maturities. The fair value of the senior notes and subordinated certificates are estimated based on market prices. In determining the fair value of the interest only strips, the company discounts the present value of the projected cash flows retained at various discount rates based on economic factors in individual countries.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 6. SALE OF RECEIVABLES — Continued

Investment and Other Income

     The following table summarizes the impact of securitizations reported in investment and other income for the years ended December 31:

	2001	2000	1999

		(in millions)
Gains on sale of receivables	$738.5	$13.8	$82.6
SFAS No. 133 basis adjustment	(326.6)	0.0	0.0

Net gain on sale of receivables	411.9	13.8	82.6
Servicing fees collected	456.3	190.2	135.6
Interest income from retained securities	378.5	152.3	172.7
Other	186.2	201.0	41.9

Total investment income related to securitization	$1,432.9	$557.3	$432.8

     Net pre-tax gains related to finance receivable sales amounted to $738.5 million (excluding fair value basis adjustments of $326.6 million related to SFAS No. 133) in 2001, $13.8 million in 2000, and $82.6 million in 1999. For the year ended December 31, 2001, Ford Credit utilized certain point-of-sale assumptions, including a discount rate of 12%, a prepayment speed of 1.5% (which represents expected payments in excess of normal scheduled maturity rates) and average credit losses of 1.28% over the life of the pool. The securitization structures utilized to sell finance receivables include public term, Ford Credit’s single-seller asset backed commercial paper program, and bank sponsored, multi-seller commercial paper issuers (“conduits”).

Cash Flow

     The following table summarizes the cash flow movements between the securitization entities and Ford Credit:

	2001	2000	1999

Proceeds from new securitizations	$37,047.5	$18,918.3	$9,167.3
Proceeds reinvested in revolving-period securitizations	2,789.7	626.1	761.6
Proceeds from sale of retained notes and certificates	993.3	0.0	0.0

Total proceeds from the sale of receivables	$40,830.5	$19,544.4	$9,928.9

Principal and interest received on retained interest	1,173.6	1,168.6	1,328.5
Servicing fees collected	456.3	190.2	135.6
Repurchased receivables	(224.3)	(108.7)	(103.6)

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 6. SALE OF RECEIVABLES — Continued

Other Disclosures

     The following table summarizes key economic assumptions at December 31, 2001 used in estimating cash flows from sold receivables and the corresponding sensitivity of the current fair values to 10% and 20% adverse changes:

		Impact on Fair Value
	Assumption	Based on Adverse Change
	Percentage	10% Change	20% Change

		(in millions)
Cash Flow Discount Rate (annual rate)	12.0% - 14.0%	$(22.9)	$(45.1)
Estimated Net Credit Loss Rate (annual rate)	1.00% - 2.25%	(52.7)	(105.1)
Prepayment Speed (annual rate)	1.50% - 1.75%	(59.2)	(118.3)

     The effect of a variation in a particular assumption on the fair value of retained interest was calculated without changing any other assumptions and changes in one factor may result in changes in another.

     Outstanding delinquencies on Ford Credit’s securitized portfolios were $823.5 million and $414.9 million at December 31, 2001 and 2000, respectively. Credit losses, net of recoveries, were $222.0 million and $91.1 million at December 31, 2001 and 2000, respectively. Expected static pool losses were 1.40% at December 31, 2001. Static pool losses are calculated by summing the actual and projected future credit losses and dividing them by the original balance of each pool of assets.

NOTE 7. OTHER ASSETS

     Other assets at December 31 were as follows:

	2001	2000

	(in millions)
Deferred charges and other assets	$1,627.8	$1,461.0
Prepaid reinsurance premiums	1,541.2	1,305.4
Collateral held for resale	955.3	1,031.8
Investment in used vehicles held for resale, at estimated fair value	892.4	1,062.5
Property and equipment, net of accumulated depreciation of $217.3 in 2001 and $169.8 in 2000	494.8	355.2

Total other assets	$5,511.5	$5,215.9

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 8. DEBT

     Debt at December 31 was as follows:

	Weighted-Average (a)
	Interest Rates		Book Value

	2001	2000	2001	2000

			(in millions)
Short-Term Debt
Commercial paper			$15,664.0	$42,254.8
Ford Money Market Account			4,051.4	3,740.5
Other short-term debt (b)			3,002.3	4,134.6

Total short-term debt	4.69%	7.19%	22,717.7	50,129.9

Long-Term Debt
Unsecured senior indebtedness
Notes payable within one year (c)			21,274.9	12,856.6
Notes payable after one year (d)			102,398.4	83,402.6
Unamortized discount			(47.3)	(94.4)

Total long-term debt	5.73%	6.49%	123,626.0	96,164.8

Total debt	5.55%	6.72%	$146,343.7	$146,294.7

Estimated Fair Value of Debt
Net short-term debt subject to fair value			$22,717.7	$50,129.9
Short-term debt fair value			22,717.7	50,129.9
Net long-term debt subject to fair value (e)			121,509.2	96,164.8
Long-term debt fair value			127,663.1	98,352.2
Interest Rate Characteristics of Debt Payable
After One Year (f) Fixed interest rates			$77,364.7	$56,420.9
Variable interest rates (generally based on LIBOR or other short-term rates)			24,986.4	26,887.3

Total payable after one year			$102,351.1	$83,308.2

(a)	Includes the effect of interest rate swap agreements.
(b)	Includes $288.0 million and $571.0 million with affiliated companies at December 31, 2001 and 2000, respectively.
(c)	Includes $477.3 million and $912.6 million with affiliated companies at December 31, 2001 and 2000, respectively.
(d)	Includes $963.2 million and $1,663.8 million with affiliated companies at December 31, 2001 and 2000, respectively.
(e)	Excludes adjustments related to SFAS No. 133 of $2,116.8 million at December 31, 2001.
(f)	Excludes the effect of interest rate swap agreements.

     The Ford Money Market Account consists of variable denominated floating rate demand notes issued and offered by Ford Credit. Interest is accrued daily at a rate at least 1/4 point higher than the average yield for all taxable money funds as reported weekly in the Money Fund Report ™ and published in the Wall Street Journal. The nominal interest rate as of December 31, 2001 ranged from 3.00% to 3.40% depending on the amount invested.

     Ford Credit’s overall weighted-average effective interest rate (borrowing cost), including the effect of interest rate swap agreements, for full year 2001 and 2000 were 6.05% and 6.40%, respectively.

     The average remaining maturities of commercial paper were 48 days at December 31, 2001 and 35 days at December 31, 2000. Unsecured senior notes mature at various dates through 2078 (about $900 million matures between 2031 and 2078). Maturities are as follows (in millions): 2003 — $22,329.5; 2004 — $25,725.6; 2005 — $16,763.6; 2006 — $12,320.6; thereafter — $25,211.8. Certain of these obligations are denominated in currencies other than the currency of the issuing country. Foreign currency swap and forward agreements are used to hedge exposure to changes in exchange rates of these obligations.

     The fair value of debt is estimated based upon quoted market prices or current rates for similar debt with the same remaining maturities. For maturities of three months or less, the book value approximates fair value because of the short maturities of these instruments.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 9. SUPPORT FACILITIES

     Support facilities represent additional sources of funds, if required. At December 31, 2001, Ford Credit had approximately $8.3 billion of contractually committed facilities. Ford Credit also has the ability to use $7.4 billion of Ford lines of credit at Ford’s option. These lines have various maturity dates through June 30, 2006 and may be used, at Ford Credit’s option, by any of its direct or indirect majority-owned subsidiaries. Ford Credit will guarantee any such borrowings. Banks also provide $12.5 billion of contractually committed liquidity facilities to support Ford Credit’s asset backed commercial paper program.

     In addition, Ford Credit has entered into agreements with several bank-sponsored, commercial paper issuers (“conduits”) under which such conduits are contractually committed to purchase from Ford Credit, at Ford Credit’s option, up to an aggregate of approximately $12.4 billion of receivables. The agreements have varying maturity dates between June 27, 2002 and December 12, 2002. As of December 31, 2001, approximately $5.6 billion of these conduit commitments have been utilized.

     At December 31, 2001, there were approximately $4.5 billion of contractually committed facilities available for FCE Bank plc’s (“FCE Bank”) use. In addition, $598 million of Ford lines of credit may be used by FCE Bank at Ford’s option. The lines have various maturity dates through June 30, 2006 and may be used, at FCE Bank’s option, by any of its direct or indirect majority-owned subsidiaries. Any such borrowings will be guaranteed by FCE Bank.

NOTE 10. INCOME TAXES

     Ford Credit and certain of its domestic subsidiaries are included in Ford’s consolidated United States federal and state income tax returns. In accordance with its intercompany tax sharing agreement with Ford, United States income tax liabilities or credits are allocated to Ford Credit generally on a separate return basis. The provision for income taxes was estimated as follows:

	2001	2000	1999

		(in millions)
Currently payable
U.S. federal	$—	$—	$—
Foreign	194.0	210.0	246.5
State and local	—	—	—

Total currently payable	194.0	210.0	246.5
Deferred tax (benefit)/liability
U.S. federal	415.6	670.5	464.8
Foreign	38.7	(50.0)	14.2
State and local	19.3	95.1	65.1

Total deferred	473.6	715.6	544.1

Total provision	$667.6	$925.6	$790.6

     A reconciliation of the provision for income taxes as a percentage of income before income taxes, excluding equity in net income of affiliated companies and minority interest in net income of a joint venture, with the United States statutory tax rate for the last three years is shown below:

	2001	2000	1999

U.S. statutory tax rate	35.0%	35.0%	35.0%
Effect of (in percentage points):
Taxes attributable to foreign source income	7.2	—	0.5
State and local income taxes	2.2	2.1	1.8
Investment income not subject to tax or subject to tax at reduced rates	(0.5)	(0.2)	(0.2)
Rate adjustments on deferred taxes	—	0.4	0.2
Other	0.4	(0.2)	0.3

Effective tax rate	44.3%	37.1%	37.6%

     In 2001, included in taxes attributable to foreign source income is the write-off of deferred tax assets related to strategic partnering actions in Brazil.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 10. INCOME TAXES — Continued

     Deferred tax assets and liabilities reflect the estimated tax effect of accumulated temporary differences between assets and liabilities for financial reporting purposes and those amounts as measured by tax laws and regulations. The components of deferred tax assets and liabilities as of December 31 were as follows:

	2001	2000

	(in millions)
Deferred Tax Assets
Net operating losses and foreign tax credits	$4,360.6	$3,963.2
Provision for credit losses	1,517.9	1,067.2
Alternative minimum tax	298.0	298.0
Employee benefit plans	173.7	148.7
Other	310.5	382.4

Total deferred tax assets	6,660.7	5,859.5
Deferred Tax Liabilities
Leasing transactions	7,632.4	6,653.9
Finance receivables	2,388.1	2,592.9
Sales of receivables	669.4	471.0
Purchased tax benefits	260.1	270.6
Other	302.2	366.5

Total deferred tax liabilities	11,252.2	10,354.9

Net deferred tax liabilities	$4,591.5	$4,495.4

NOTE 11. POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS

     Ford Credit and certain of its subsidiaries provide selected health care and life insurance benefits for retired salaried employees under unfunded plans sponsored by Ford and certain of its subsidiaries. Ford Credit’s U.S. and Canadian salaried employees may become eligible for those benefits if they retire while working for Ford Credit; however, benefits and eligibility rules may be modified from time to time. The estimated cost for post-retirement health care benefits is accrued on an actuarially determined basis over periods of employee service.

     Increasing the assumed health care cost trend rate by one percentage point is estimated to increase the aggregate service and interest cost components of net post-retirement benefit expense for 2001 by about $11 million and the accumulated post-retirement benefit obligation at December 31, 2001 by about $60 million. A decrease of one percentage point would reduce service and interest cost by about $8 million and decrease the December 31, 2001 post-retirement benefit obligation by about $48 million.

     Net post-retirement benefit expense included the following for the years ended December 31:

	2001	2000	1999

		(in millions)
Costs Recognized in Income
Service cost	$18.9	$16.6	$14.4
Interest cost	32.8	27.4	20.5
Curtailments	4.7	41.6	13.1
Amortization of prior service cost	(7.0)	(0.5)	(0.4)
Amortization of losses	2.7	0.9	0.5

Net post-retirement benefit expense	$52.1	$86.0	$48.1

Discount rate for expense	7.5%	7.8%	6.5%
Initial health care cost trend rate	9.4%	9.0%	7.1%
Ultimate health care cost trend rate	5.0%	5.0%	5.0%
Number of years to ultimate trend rate	7	8	9

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 11. POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS — Continued

     The status of these plans were as follows for the years ended December 31:

	2001	2000

	(in millions)
Change in Benefit Obligation
Benefit obligation at January 1	$468.8	$348.2
Service cost	18.9	16.6
Interest cost	32.8	27.4
Amendments	(94.0)	(17.3)
Curtailments	4.7	41.6
Benefits paid	(13.7)	(9.7)
Foreign exchange	—	—
Actuarial loss	(0.7)	62.0

Benefit obligation at December 31	$416.8	$468.8

Funded Status of the Plan
Plan assets less than projected benefits	$(416.8)	$(468.8)
Unamortized prior service cost	(109.0)	(22.0)
Unamortized net losses	95.9	99.0

Net amount recognized	$(429.9)	$(391.8)

Amounts Recognized in the Balance Sheet consist of:
Accrued liabilities	$(429.9)	$(391.8)

Assumptions as of December 31
Discount rate	7.3%	7.5%
Initial health care cost trend rate	10.0%	9.4%
Ultimate health care cost trend rate	5.0%	5.0%
Number of years to ultimate trend rate	6	7

NOTE 12. TRANSACTIONS WITH AFFILIATED COMPANIES

     An agreement with Ford provides for payments by Ford to Ford Credit that would maintain Ford Credit’s consolidated income before income taxes and net income at specified minimum levels. No payments were made under the agreement during 2001, 2000, or 1999. Ford Credit and Ford formally documented their long-standing business practices in an Agreement dated as of October 18, 2001, which was included in Form 8-K filings of both companies. Identified below are transactions that Ford Credit undertook with Ford (and other affiliates) within the framework of the Agreement.

Balance Sheet

     The effect of transactions with affiliated companies included in Ford Credit’s balance sheet at December 31:

	2001	2000

	(in millions)
Receivables purchased from certain divisions and subsidiaries of Ford	$4,681.8	$5,594.4
Investment in vehicles leased to employees of Ford and other affiliates (a)	1,191.9	1,000.8
Outstanding loans to Ford and other affiliates	947.7	1,150.6
Fair values of vehicles held for resale that were purchased from Ford and its subsidiaries (b)	892.4	1,062.5

(a)	Ford Credit has entered into a sale-leaseback agreement with Ford for vehicles leased to employees of Ford and its subsidiaries. The net investment in these vehicles is included in operating leases.

(b)	Ford Credit and its subsidiaries purchase from Ford and affiliates certain vehicles that were previously acquired by Ford principally from its fleet and rental car customers. The fair values of these vehicles held for resale are included in other assets.

     Additionally, Ford and other affiliates provide guarantees for Ford Credit and its’ subsidiaries of $246.7 and $238.0 at December 31, 2001 and 2000 respectively, for certain finance receivables.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 12. TRANSACTIONS WITH AFFILIATED COMPANIES—Continued

Income Statement

     The effect of transactions with affiliated companies included in Ford Credit’s income statement for the years ended December 31:

	2001	2000	1999

		(in millions)
Interest supplements and other support costs paid by Ford and other affiliates	$4,007.4	$3,398.7	$3,186.2
Earned insurance premiums ceded to a Ford-owned affiliate	(580.6)	(400.5)	(236.8)
Loss and loss adjustment expenses recovered from a Ford-owned affiliate	339.0	221.4	121.9
Interest income earned from tax sharing agreement with Ford (a)	140.0	100.0	55.8
Payments to Ford for advice and services (b)	(135.9)	(165.1)	(166.9)
Interest expense on debt with Ford and affiliated companies	(113.6)	(180.5)	(191.5)
Interest income earned on loans to Ford	48.9	85.6	162.1
Employee retirement plan costs allocated to Ford Credit from Ford (c)	(0.5)	(53.1)	(35.4)
Interest income earned on note with Ford Holdings, Inc. that was settled in the Fourth Quarter 1999	0.0	0.0	63.5

(a)	Ford Credit and Ford revised their intercompany tax sharing agreement in 1997 effective for years ended after December 31, 1994. Ford Credit recorded a deferred tax asset for amounts due from Ford under the revised agreement. Ford compensates Ford Credit for the temporary use of these funds. The interest income earned by Ford Credit is included in income.
(b)	Ford Credit and its subsidiaries receive technical and administrative advice and services from Ford and its subsidiaries, occupy office space furnished by Ford and its subsidiaries and utilize data processing facilities maintained by Ford. Payments to Ford and its subsidiaries for such advice and services are charged to operating expenses.
(c)	Retirement benefits are provided under defined benefit plans for employees of Ford Credit and its subsidiaries in the United States by the Ford General Retirement Plan and for employees of certain foreign subsidiaries by other Ford retirement plans. Employee retirement plan costs allocated to Ford Credit and its subsidiaries from Ford are charged to operating expenses.

NOTE 13. COMMITMENTS AND CONTINGENCIES

     Various legal actions, governmental proceedings and other claims are pending or may be instituted or asserted in the future against Ford Credit and its subsidiaries. Certain of the pending legal actions are, or purport to be, class actions. Some of these matters involve or may involve compensatory, punitive, antitrust or other treble damage claims in very significant amounts or other relief which, if granted, would require very significant expenditures.

     Litigation is subject to many uncertainties, the outcome of individual litigated matters is not predictable with assurance and it is reasonably possible that some of the foregoing matters could be decided unfavorably to Ford Credit or the subsidiary involved. Although the amount of liability at December 31, 2001 with respect to these matters cannot be ascertained, Ford Credit believes that any resulting liability should not materially affect the consolidated financial position or results of operations of Ford Credit and its subsidiaries.

     Certain subsidiaries are subject to regulatory capital requirements requiring maintenance of certain minimum capital levels that limit the abilities of the subsidiaries to pay dividends.

     At December 31, 2001 the Company had the following minimum rental commitments under non-cancelable operating leases (in millions): 2002 — $108; 2003 — $78; 2004 — $27; 2005 — $20; 2006 — $14; thereafter — $23. These amounts include rental commitments for certain land, buildings, machinery and equipment.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 14. DERIVATIVE FINANCIAL INSTRUMENTS

     Adjustments to income and to stockholders’ equity at December 31, 2001, were:

2001

(in millions)
Loss before income taxes (a)	$(250.9)
Net loss	(157.2)
Stockholder’s equity (b)	(479.1)

(a) Recorded in investment and other income
(b) Recorded in accumulated other comprehensive income

     Ford Credit expects to reclassify losses of $324 million from stockholders’ equity to net income during the next twelve months. Consistent with Ford Credit’s comprehensive, non-speculative risk-management practices, neither these nor future reclassifications are anticipated to have a material effect on net income.

NOTE 15. STOCK OPTIONS

     Certain Ford Credit employees participate in the stock option plans of Ford under Ford’s 1990 Long-Term Incentive Plan and 1998 Long-Term Incentive Plan (“Plans”). Grants may be made under the 1998 Plan through April 2008. No further grants may be made under the 1990 Plan. Options granted in 1997 under the 1990 Plan and options granted under the 1998 Plan become exercisable 33% after one year from the date of grant, 67% after two years and in full after three years. In general, options granted prior to 1997 under the 1990 Plan become exercisable 25% after one year from the date of grant, 50% after two years, 75% after three years and in full after four years. Options under both Plans expire after 10 years.

     The estimated fair value as of date of grant of options granted in 2001, 2000, and 1999 using the Black-Scholes option-pricing model, was as follows:

	2001	2000	1999

Estimated fair value per share of options granted during the year	$8.88	$6.27	$17.53
Assumptions:
Annualized dividend yield	4.0%	4.9%	3.2%
Common stock price volatility	43.9%	38.8%	36.5%
Risk-free rate of return	5.1%	6.3%	5.2%
Expected option term (in years)	6	5	5

     Ford Credit measures compensation cost using the intrinsic value method. Accordingly, no compensation cost for stock options has been recognized. If compensation cost had been determined based on the estimated fair value of options granted since 1995, the pro forma effects on Ford Credit’s net income would not have been material.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 15. STOCK OPTIONS — Continued

     Information concerning stock options for Ford Credit’s employees is as follows (shares in thousands):

	2001		2000		1999

		Weighted-		Weighted-		Weighted-
		Average		Average		Average
		Exercise		Exercise		Exercise
Shares Subject to Option	Shares	Price	Shares	Price	Shares	Price

Outstanding at beginning of period	7,287	$19.95	3,773	$34.56	3,200	$26.39
New grants (based on fair value of common stock at dates of grant)	1,989	30.17	1,647	23.02	906	57.75
Visteon Adjustment (a)	—	—	140	—	—	—
Value Enhancement Plan (b)	—	—	2,927	—	—	—
Transferred into Ford Credit	54	26.25	359	15.43	177	29.64
Exercised (c)	(638)	27.83	(262)	27.89	(438)	59.40
Transferred out of Ford Credit	(105)	26.41	(887)	17.72	(68)	33.22
Terminated and expired	(392)	25.95	(410)	30.09	(4)	43.87

Outstanding at end of period	8,195	22.63	7,287	19.95	3,773	34.56
Outstanding but not exercisable	(3,291)	—	(2,995)	—	(1,892)	—

Exercisable at end of period	4,904	18.87	4,292	16.00	1,881	23.49

(a)	Outstanding stock option grants were adjusted to restore the option holder’s economic position as a result of the Visteon spin-off on June 28, 2000.

(b)	Outstanding stock option grants were adjusted to restore the option holder’s economic position as a result of the Value Enhancement Plan (VEP) on August 2, 2000.

(c)	Exercised at prices ranging from $17.19 to $31.25 during 2001, $24.44 to $31.43 during 2000, $49.81 to $67.00 during 1999.

     Details on various option price ranges are as follows (shares in thousands):

		Outstanding		Exercisable Options

		Weighted	Weighted		Weighted
Option Price		Average Life	Average		Average
Range	Shares	(Years)	Price	Shares	Price

7.09	89	0.8	7.09	89	7.09
11.06 — 12.53	2,284	4.1	12.16	2,300	12.15
16.62 — 23.58	2,711	7.1	22.63	1,736	22.61
24.49 — 29.62	92	8.2	28.54	40	28.95
30.19 — 33.14	3,019	8.3	30.86	739	31.94

Total	8,195		22.63	4,904	18.87

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 16. SEGMENT INFORMATION

     Ford Credit manages its operations through two segments, Ford Credit North America and Ford Credit International. Ford Credit North America includes the operations in the U.S and Canada. Ford Credit International includes all other countries. In the Third Quarter of 2000, the Company merged the Personal Financial Services segment into these segments.

	Ford Credit			Ford Credit
	North	Ford Credit	Eliminations/	Financial
	America	International	Reclassifications	Statements

2001
Revenue (a)	$24,524.3	$3,578.5	$(2,652.3)	$25,450.5

Income (b)
Income before income taxes	1,527.2	390.2	(409.9)	1,507.5
Provision for income taxes	569.0	136.6	(38.0)	667.6
Net income	958.2	253.6	(373.3)	838.5

Other disclosures (a)
Depreciation on operating leases	7,966.2	496.8	397.9	8,860.9
Interest expense	8,968.3	1,752.7	(1,769.8)	8,951.2
Finance receivables (including net investment operating leases)	175,370.8	33,585.0	(59,919.5)	149,036.3
Total assets	183,278.3	34,277.0	(44,458.9)	173,096.4

2000
Revenue (a)	$21,361.1	$3,713.9	$(1,469.3)	$23,605.7

Income (b)
Income before income taxes	2,182.6	317.4	(5.0)	2,495.0
Provision for income taxes	813.0	111.1	1.5	925.6
Net income	1,369.6	206.3	(39.4)	1,536.5

Other disclosures (a)
Depreciation on operating leases	7,016.9	808.3	20.5	7,845.7
Interest expense	8,640.3	1,594.5	(1,264.7)	8,970.1
Finance receivables (including net investment operating leases)	159,961.1	29,279.1	(28,044.8)	161,195.4
Total assets	165,301.8	31,429.1	(22,473.1)	174,257.8

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 16. SEGMENT INFORMATION — Continued

	Ford Credit			Ford Credit
	North	Ford Credit	Eliminations/	Financial
	America	International	Reclassifications	Statements

1999
Revenue (a)	$17,484.6	$3,559.8	$(684.7)	$20,359.7

Income (b)
Income before income taxes	1,518.0	605.0	(19.2)	2,103.8
Provision for income taxes	542.5	253.4	(5.3)	790.6
Net income	975.5	351.6	(66.0)	1,261.1

Other disclosures (a)
Depreciation on operating leases	6,827.5	664.7	72.3	7,564.5
Interest expense	6,687.0	1,529.8	(1,023.4)	7,193.4
Finance receivables (including
net investment operating
leases)	134,013.1	28,202.6	(20,623.7)	141,592.0
Total assets	141,649.9	29,730.3	(14,749.5)	156,630.7

(a)	Revenue and Other Disclosures — operating segments are presented on a managed asset basis (managed assets include owned and sold receivables) for these items; therefore eliminations/reclassifications includes adjustments to reconcile to financial statement results.

(b)	Income — in 2001, eliminations/reclassifications largely reflects impact of SFAS No. 133 and charges related to strategic partnering actions in Brazil, government initiatives in Argentina related to currency devaluation and consumer debt, and voluntary employee separation costs in North America. In 2000 and 1999, eliminations/reclassifications largely reflects minority interest in income of consolidated subsidiaries; minority interest was acquired in the fourth quarter 2000.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 16. SEGMENT INFORMATION — Continued

     Total revenue, income before income taxes, net income, finance receivables, and assets identifiable with United States, Europe, and other foreign operations were as follows:

	2001	2000	1999

		(in millions)
Revenue
United States operations	$20,163.9	$18,421.3	$15,321.1
European operations	2,662.8	2,554.7	2,432.9
Other foreign operations	2,623.8	2,629.7	2,605.7

Total revenue	$25,450.5	$23,605.7	$20,359.7

Income before income taxes
United States operations	$1,113.1	$2,069.4	$1,524.0
European operations	308.5	277.6	466.3
Other foreign operations	85.9	148.0	113.5

Total income before income taxes	$1,507.5	$2,495.0	$2,103.8

Net income
United States operations	$720.4	$1,278.6	$941.7
European operations	163.0	186.9	272.5
Other foreign operations	(44.9)	71.0	46.9

Total net income	$838.5	$1,536.5	$1,261.1

Finance receivables at December 31 (including net investment in operating leases)
United States operations	$107,908.5	$123,602.2	$106,087.3
European operations	23,494.7	20,583.2	20,099.0
Other foreign operations	17,633.1	17,010.0	15,405.7

Total finance receivables	$149,036.3	$161,195.4	$141,592.0

Assets at December 31
United States operations	$130,078.4	$133,899.7	$118,541.8
European operations	25,076.6	22,268.0	21,435.2
Other foreign operations	17,941.4	18,090.1	16,653.7

Total assets	$173,096.4	$174,257.8	$156,630.7

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 17. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

     Selected financial data by calendar quarter were as follows:

	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year

			(in millions)
2001
Total financing revenue	5,878.1	5,926.7	5,762.3	5,567.5	23,134.6
Depreciation on operating leases	2,121.4	2,250.0	2,219.4	2,270.1	8,860.9
Interest expense	2,426.0	2,347.7	2,146.9	2,030.6	8,951.2
Total financing margin and revenue	1,923.0	1,775.9	2,061.7	1,877.8	7,638.4
Provision for credit losses	617.9	485.4	801.9	1,450.1	3,355.3
Net income	393.5	366.7	375.6	(297.3)	838.5
2000
Total financing revenue	$5,203.4	$5,404.1	$5,678.2	$5,882.1	$22,167.8
Depreciation on operating leases	1,858.4	2,018.1	1,982.0	1,987.2	7,845.7
Interest expense	2,069.7	2,195.2	2,300.4	2,404.8	8,970.1
Total financing margin and revenue	1,601.6	1,605.8	1,707.8	1,874.7	6,789.9
Provision for credit losses	377.5	310.4	409.7	573.2	1,670.8
Net income	353.1	387.7	385.5	410.2	1,536.5

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
(in millions)

	For the Years Ended December 31

	2001	2000	1999	1998	1997

Earnings
Income before income taxes	$1,507.5	$2,495.0	$2,103.8	$1,812.2	$1,806.0
Less equity in net income/(loss) of affiliated companies	4.9	(22.0)	(24.9)	2.3	1.0
Fixed charges	8,989.6	9,001.6	7,219.3	6,936.8	6,294.4

Earnings before fixed charges	$10,492.2	$11,518.6	$9,348.0	$8,746.7	$8,099.4

Fixed Charges
Interest expense	$8,951.2	$8,970.1	$7,193.4	$6,910.4	$6,268.2
Rents	38.4	31.5	25.9	26.4	26.2

Total fixed charges	$8,989.6	$9,001.6	$7,219.3	$6,936.8	$6,294.4

Ratio of earnings to fixed charges	1.17	1.28	1.29	1.26	1.29

     Income before income taxes of Ford Credit includes the equity in net income of all unconsolidated affiliates and minority interests in net income of subsidiaries. Fixed charges consist of interest on borrowed funds, amortization of debt discount, premium, and issuance expense, and one-third of all rental expense (the proportion deemed representative of the interest factor.)